Exhibit 10 (a)

THE NEWHALL LAND AND FARMING COMPANY
2002 EQUITY COMPENSATION PLAN

AMENDMENT NO. 1

This Amendment No. 1 (“Amendment”) to The Newhall Land and Farming Company 2002 Equity Compensation Plan (“Plan”) is implemented as of July 1, 2003 (“Effective Date”), to amend the Plan to provide that each Director shall receive an Annual Equity Retainer instead of an Annual Cash Retainer.

ARTICLE I

DEFINITIONS

“Annual Cash Retainer” means the amount designated as the annual cash retainer portion of the total annual compensation paid to each Independent Director, which is $24,000 as of the Effective Date.

“Annual Equity Retainer” shall have the meaning set forth in Article 4.2A.

“Depositary Units” shall mean equity security limited partnership interests in the Partnership represented by transferable depositary units.

“Independent Director Unit Rights” shall have the meaning set forth in Paragraph A of the Independent Director Unit Rights Agreement attached as Exhibit A to this Amendment.

“Initial Grant” shall have the meaning set forth in Paragraph A of the Independent Director Unit Rights Agreement attached as Exhibit A to this Amendment.

All terms defined in the Plan, unless otherwise defined herein, shall have the same meaning in this Amendment.

ARTICLE II

Section 4.2 of the Plan is hereby deleted and restated in its entirety as follows:

4.2                                 INDEPENDENT DIRECTOR UNITS FEE PROGRAM

A.                                   Eligibility.  Each Independent Director, in lieu of receiving the Annual Cash Retainer, shall receive an Annual Equity Retainer and Initial Grant upon the terms and conditions of the independent director units fee program described in the Independent Director Unit Rights Agreement, attached as Exhibit A to this Amendment (“Annual Equity Retainer”).

ARTICLE III

Section 4.3 of the Plan is hereby deleted in its entirety.

ARTICLE IV

Except as otherwise provided in this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.  Nothing in this Amendment shall be construed to affect Independent Directors’ cash or equity compensation other than the Annual Cash Retainer, including without limitation the grant of Automatic Options under Article 4.1 of the Plan, and the receipt of cash compensation for attending meetings in an amount determined by the Board from time to time.  Nothing in this Amendment shall be construed to affect Unit Rights granted to employees pursuant to Article 3.5 of the Plan, which shall continue to be governed by the Plan, the Unit Rights

Agreement and exhibits attached thereto.  In the event of any conflict between the Plan and this Amendment, this Amendment shall control.

To record the adoption of Amendment No. 1, Newhall Management Corporation, a California corporation, managing general partner of Newhall Management Limited Partnership, a California limited partnership, managing general partner of The Newhall Land and Farming Company, a California limited partnership, has caused this Amendment No. 1 to be executed on behalf of such partnership by its duly authorized officer this 15th day of April, 2003.

THE NEWHALL LAND AND FARMING COMPANY

(A CALIFORNIA LIMITED PARTNERSHIP)

By:	NEWHALL MANAGEMENT LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, MANAGING GENERAL PARTNER

By:	NEWHALL MANAGEMENT CORPORATION, A CALIFORNIA CORPORATION, MANAGING GENERAL PARTNER

By:	/s/ Edward C. Giermann

Its:	Secretary and General Counsel

GRANT

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF GRANT OF UNIT RIGHTS
PURSUANT TO
THE INDEPENDENT DIRECTOR UNIT RIGHTS AGREEMENT

Notice is hereby given of the following grant of a right to receive The Newhall Land and Farming Company (a California Limited Partnership) (the “Partnership”) depositary units (“Independent Director Unit Rights”) pursuant to the terms of The Newhall Land and Farming Company 2002 Equity Compensation Plan (the “Plan”), Amendment No. 1 to the Plan and the Independent Director Unit Rights Agreement, attached as Exhibit A to the Amendment (collectively “Amended Plan”):

Grantee:

Grant Date:

Number of Unit Rights:

Receipt of Depositary Unit Certificate:  Grantee shall receive a certificate for Depositary Units (as defined in the Amended Plan) of the Partnership with respect to his or her vested Independent Director Unit Rights on the date Grantee becomes fully vested in all Independent Director Unit Rights granted pursuant to this Notice of Grant in accordance with the Independent Director Unit Rights Agreement.  Grantee shall receive one Depositary Unit for each vested Independent Director Unit Right.

Grantee understands that the Independent Director Unit Rights are granted pursuant to and in accordance with the express terms and conditions of the Amended Plan.  By signing below, Grantee agrees to be bound by the terms and conditions of the Amended Plan and the terms and conditions of the Independent Director Unit Rights Agreement dated as of July 1, 2003, distributed with this Notice of Grant.

Dated:	THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)

By:

	Title:	Secretary

GRANTEE

Address:

I designate the following beneficiary(ies):

Relationship:

Address:

EXHIBIT A TO AMENDMENT

THE NEWHALL LAND AND FARMING COMPANY

INDEPENDENT DIRECTOR UNIT RIGHTS AGREEMENT

The Newhall Land and Farming Company (a California Limited Partnership) (“Partnership”) has adopted The Newhall Land and Farming Company 2002 Equity Compensation Plan (“Plan”) for among other purposes attracting and retaining the services of non-employee Board members of the Partnership or its managing general partner.

Grantee is an Independent Director who renders valuable services to the Partnership and is entitled to a grant of Independent Director Unit Rights, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Partnership’s grant of Independent Director Unit Rights to Grantee.

A.                                   Grant of Independent Director Unit Rights.  On July 1, 2003, and on each anniversary thereafter (“Grant Date”) the Partnership shall grant each Independent Director (“Grantee”) the right to receive Eight Hundred (800) Depositary Units (“Independent Director Unit Rights”).

The Partnership shall also make an initial grant of Independent Director Unit Rights to each new Director of the Partnership (“Initial Grant”), prorated from the first day of the calendar quarter in which such Director’s election or appointment occurs (“Initial Grant Date”) until the following June 30, in an amount equal each quarter to the Independent Director Unit Rights granted to each other Independent Director for that quarter.

Example:  An Independent Director who is appointed or elected during the month of January would receive prorated Independent Director Unit Rights based on having become an Independent Director during the entire third quarter of a plan year; accordingly, such an Independent Director would obtain the right to receive one-half of the total number of Independent Director Unit Rights such Independent Director would have obtained had such Independent Director been an Independent Director on July 1 of the preceding year, and on June 30 next following, one Depositary Unit for each such right, and thereafter, on the following July 1, such Independent Director would receive Independent Director Unit Rights pursuant hereto.

B.                                     Unit Rights and Vesting.  On June 30, 2004, and on each anniversary thereafter (“Exercise Date”) Grantee shall be entitled to receive one Depositary Unit for each vested Independent Director Unit Right.  The Independent Director Unit Rights shall vest at the expiration of twelve (12) months after the respective Grant Date, subject to termination of service or acceleration in accordance with the provisions of this Amendment.  The Partnership may issue a certificate to Grantee evidencing the vested Depositary Units.  Notwithstanding the foregoing, the Initial Grant shall vest on June 30 next following the Initial Grant Date.

C.                                     Distributions.  If the Partnership declares a distribution to Depositary Unit holders during the period during which the Independent Director Unit Rights remain unvested, upon vesting of the Independent Director Unit Rights, Grantee will receive a check for the amount of such distributions, without premium or markup of any kind.

D.                                    Effect of Termination of Service as Independent Director.  If Grantee ceases to serve as an Independent Director of Newhall Management Corporation for any reason, the Independent Director Unit Rights shall be prorated as of the end of the calendar quarter in which the date of termination occurs in an amount equal to one quarter of the total number of Independent Director Unit Rights granted to Grantee for each whole or partial calendar quarter from the Grant Date, and those Independent Director Unit Rights shall vest on the date of termination.  In such event, Grantee shall also receive a check for the distributions referred to in paragraph C above, declared through the end of the calendar quarter in which the date of termination occurs.  Independent Director Unit Rights that have not vested in accordance with this paragraph shall be cancelled automatically and no Depositary Units shall be issued pursuant to the cancelled Independent Director Unit Rights.

Example:  An Independent Director who terminates service on November 1, 2003 would receive prorated units based on a termination date of December 31, 2003, i.e. 400 Independent Director Unit Rights for the period July 1, 2003 to December 31, 2003. The remaining 400 unvested Unit Rights would be cancelled.

E.                                      Taxes.  Each Independent Director must arrange with the Partnership for the payment of any federal, state or local income tax or other tax applicable to the grant of Independent Director Unit Rights hereunder before the Partnership shall be required to deliver to the Independent Director the certificate for the Depositary Units.

F.                                      Incorporation of Miscellaneous Terms.  The following paragraphs of the Unit Rights Agreement attached as Exhibit A to the Plan are incorporated by this reference as if fully set forth herein, substituting “Independent Director Unit(s) Rights” for “Unit(s) Rights” and adding “as amended” after “Plan”:  F. (Acceleration of Awards), G. (No Acceleration of Awards), H. (Cancellation of Awards), I. (Adjustment), J. (Cancellation and New Grant of Awards), K. (Partnership Structure), M. (Nontransferability), N. (Privilege of Unitholder Rights), O. (Modifications), Q. (Grantee Undertaking), R. (Governing Law), S. (Counterparts), T. (Successors and Assigns), U. (Notices) and V. (Construction).